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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SICOR Inc. for the registration of 9,542,500 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 1999, with respect to the consolidated financial statements of SICOR Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP



San Diego, California
November 12, 1999